Exhibit 10.19

COMPASS ACQUISITION CORPORATION

May 17, 2010

EastBridge Investment Group Corporation
8040 E. Morgan Trail
Unit 18
Scottsdale, Arizona 85258

Gentlemen:

This letter agreement is made and entered into by and between Compass Acquisition Corporation, a Cayman Island exempted company (“Compass”), and Eastbridge Investment Group Corporation, an Arizona corporation (“Eastbridge”), in accordance with the terms and conditions herein.

1.      It is acknowledged by the parties that Eastbridge has introduced Tsing Da Century Education Technology Co. Ltd., a British Virgin Islands business company (“Tsingda”), and its affiliated entities to Compass in connection with a potential share exchange transaction. As of the date of this letter agreement, Tsingda and its shareholders have entered into a share exchange agreement with Compass and certain of its shareholders (the “SEA”).

2.      As consideration for services rendered, Compass will issue to Eastbridge upon consummation of the SEA 2,079,740 ordinary shares of Compass of Compass (the “Shares”) (taking into effect a 3 to 1 consolidation of the issued and outstanding ordinary shares of Compass).

3.      Compass agrees that if it files a Form S-1 registration statement with the Securities and Exchange Commission at any time in the future, it will include in the registration statement the Shares issued to Eastbridge as described in paragraph 2 above and the resale of such Shares on a one-time basis. The cost of preparing and filing such registration statement applicable to the Shares will be borne by Eastbridge.

4.      Eastbridge hereby represents and warrants that it (i) is acquiring the Shares for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof (except for distribution to its shareholders, directors, officers and employees who, upon such distribution shall make the same representations and warranties to Compass as set forth in this paragraph 4), and it has no present intention of selling, granting any participation in, or otherwise distributing the same (except for distribution to its shareholders, directors, officers and employees who, upon such distribution shall make the same representations and warranties to Compass as set forth in this paragraph 4), (ii) does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares (except for distribution to its shareholders, directors, officers and employees who, upon such distribution shall make the same representations and warranties to Compass as set forth in this paragraph 4), (iii) can bear the economic risk of its investment, (iv) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the obtaining the Shares, (v) understands that it may not sell or otherwise dispose of the Shares in the absence of either a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from registration therefrom, (vi) acknowledges that there is no market for the Shares, (vii) is an “accredited investor” as defined by Rule 501 of Regulation D of the Securities Act, and (viii) it has conducted due diligence with respect to Compass and received all information it requested regarding Compass.

5.      In consideration of the above issuance of Shares, Eastbridge releases and discharges Compass, Tsingda, their respective affiliates and their respective attorneys, associates, officers, shareholders, members, directors, managers, partners, divisions, employees, assigns, predecessors, successors, heirs, and anyone acting on behalf of any of them (collectively, the “Released Parties”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, leases and leasehold obligations, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity (collectively, “Claims”), which against the Released Parties EastBridge or its predecessors, successors and assigns ever had from the beginning of time up through the date of this letter agreement and for Claims which against the Released Parties EastBridge or its predecessors, successors and assigns have with respect to the introduction of Tsing Da to Compass, any listing services provided by EastBridge, any listing fees owed to EastBridge and any equity issuance to EastBridge, provided, however, this release and discharge shall not apply to the Claim involving the payment of $100,000 which was previously due and owing to EastBridge by Tsing Da prior to the execution of the SEA. “Affiliate” shall mean any corporation or other legal entity which controls an applicable party, is controlled by an applicable party, or is under common control with an applicable party. “Control” means the ownership of or ability to control the vote of 50% or more of the issued and outstanding voting equity of an entity.

6.      Any and all tax liability relating to the issuance of the Shares to EastBridge by Compass shall be borne by and the responsibility of EastBridge.

7.      This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Venue for all matters shall be in the federal courts situated in New York, New York, and the parties agree to submit to the jurisdiction of such courts. This letter agreement may be signed in counterparts. This letter agreement shall not be construed for or against a party based upon authorship.

[SIGNATURES TO FOLLOW]

Sincerely,

Compass Acquisition Corporation

By:	/s/ Karl Brenza
Karl Brenza
Chief Executive Officer

If you are in agreement with the terms and conditions of this letter agreement, please execute in the space provided below.

EastBridge Investment Group Corporation

By: /s/ Keith Wong________________
Name: Keith Wong
Title: CEO